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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        As independent registered public accountants, we hereby consent to the incorporation of our report dated March 10, 2010, relating to the consolidated financial statements of Summer Infant, Inc. and Subsidiaries as of and for the year ended December 31, 2009, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 333-156725) filed on January 15, 2009 and Form S-3/A (No. 333-164241) filed February 2, 2010.

/s/ Caturano & Company, P.C.
Boston, Massachusetts
March 10, 2010

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  Exhibit 23.2